EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS SECOND QUARTER 2024 RESULTS
$120 million	$140 million	$0.57	$0.67
Net income	Operating net income [1]	Earnings per diluted common share	Operating earnings per diluted common share [1]
0

CEO Commentary
"Our second quarter results reflect continued progress on our targeted actions to improve our financial performance and drive shareholder value,” said Clint Stein, President and CEO. "The successful execution of identified changes following enterprise-wide evaluations resulted in a lower recurring expense run rate and increased stabilization in the cost of customer deposits during the second quarter. While we are encouraged by the early success of our near-term initiatives, we have not diminished our laser focus on regaining Columbia's placement as a top-performing bank across financial metrics. Longer-term initiatives will further enhance our growth and profitability as we strive toward long-term, consistent, repeatable performance."

–Clint Stein, President and CEO of Columbia Banking System, Inc.

2Q24 HIGHLIGHTS (COMPARED TO 1Q24)

Net Interest Income and NIM
•Net interest income expanded by $4 million on a linked-quarter basis due to higher income earned on loans and investment securities, including increased accretion income, partially offset by higher deposit costs.

•Net interest margin was 3.56%, up 4 basis points from the prior quarter as the increase in earning asset yields outpaced the increase in the cost of interest-bearing liabilities given targeted actions taken to stabilize the cost of customer deposits.

Non-Interest Income and Expense	•Non-interest income decreased by $6 million due to the quarterly fluctuation in cumulative fair value accounting and hedges. Excluding these items, non-interest income was stable.
•Non-interest expense decreased by $8 million due to lower compensation and CDI amortization, modest decreases in other categories, and the first quarter's larger FDIC special assessment. The effect was partially offset by restructuring expense.

Credit Quality	•Net charge-offs were 0.32% of average loans and leases (annualized), compared to 0.47% in the prior quarter.
•Provision expense of $32 million compares to $17 million in the prior quarter, which benefited from the recalibration of the commercial CECL model.
•Non-performing assets to total assets was 0.30%, compared to 0.28% as of March 31, 2024.

Capital	•Estimated total risk-based capital ratio of 12.1% and estimated common equity tier 1 risk-based capital ratio of 9.9%.
•Declared a quarterly cash dividend of $0.36 per common share on May 13, 2024, which was paid June 10, 2024.

Notable Items	•Substantially completed our announced near-term initiatives related to operational effectiveness.
•Opened our first retail location in Phoenix, Arizona and our first Financial Hub in Southern California, replacing an existing branch.

2Q24 KEY FINANCIAL DATA

PERFORMANCE METRICS		2Q24		1Q24		2Q23
Return on average assets		0.93%		0.96%		1.00%
Return on average common equity		9.85%		10.01%		10.84%
Return on average tangible common equity [1]		14.55%		14.82%		16.63%
Operating return on average assets [1]		1.08%		1.04%		1.27%
Operating return on average common equity [1]		11.47%		10.89%		13.77%
Operating return on average tangible common equity [1]		16.96%		16.12%		21.13%
Net interest margin		3.56%		3.52%		3.93%
Efficiency ratio		59.02%		60.57%		62.60%
Operating efficiency ratio, as adjusted [1]		53.56%		56.97%		54.04%

INCOME STATEMENT ($ in 000s, excl. per share data)		2Q24		1Q24		2Q23
Net interest income		$427,449		$423,362		$483,975
Provision for credit losses		$31,820		$17,136		$16,014
Non-interest income		$44,703		$50,357		$39,678
Non-interest expense		$279,244		$287,516		$328,559
Pre-provision net revenue [1]		$192,908		$186,203		$195,094
Operating pre-provision net revenue [1]		$219,390		$200,683		$243,114
Earnings per common share - diluted		$0.57		$0.59		$0.64
Operating earnings per common share - diluted [1]		$0.67		$0.65		$0.81
Dividends paid per share		$0.36		$0.36		$0.36

BALANCE SHEET		2Q24		1Q24		2Q23
Total assets	$52.0	B	$52.2	B	$53.6	B
Loans and leases	$37.7	B	$37.6	B	$37.0	B
Deposits	$41.5	B	$41.7	B	$40.8	B
Book value per common share		$23.76		$23.68		$23.16
Tangible book value per share [1]		$16.26		$16.03		$15.02

Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Organizational Update
Columbia Banking System, Inc. ("Columbia," the "Company," "we," or "our") completed an enterprise-wide evaluation of our operations during the first quarter of 2024. The full-scale review resulted in consolidated positions, simplified reporting and organizational structures, and an improved profitability outlook. Through June 30, 2024, 91% of the identified cost savings have been realized, and we expect to carry out the remaining actions during the third quarter of 2024. Please refer to the Q2 2024 Earnings Presentation for additional details.

Columbia's primary subsidiary, Umpqua Bank ("Umpqua"), opened its first retail location in Phoenix, Arizona and its first Financial Hub in Southern California, replacing an existing branch. Umpqua has closed four branches on a net basis during 2024 as strategic consolidations offset new locations in targeted growth markets.

On February 28, 2023, Columbia completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the six months ended June 30, 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the six months ended June 30, 2024 may not be directly comparable to prior reported periods. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values.

Net Interest Income
Net interest income was $427 million for the second quarter of 2024, up $4 million from the prior quarter. The increase reflects higher income earned on loans and investment securities, including accretion income, and lower borrowing costs. The favorable change was only partially offset by higher deposit costs as targeted pricing actions limited the increase in Columbia's cost of interest-bearing deposits.

Columbia's net interest margin was 3.56% for the second quarter of 2024, up 4 basis points from 3.52% for the first quarter of 2024. The expansion was driven by higher yields on loans and investment securities, including the benefit of accretion income, which offset a modest increase in the cost of interest-bearing deposits following a comprehensive review undertaken during the first quarter of 2024 related to how Columbia evaluates and approves deposit pricing. The cost of interest-bearing deposits increased 9 basis points on a linked-quarter basis, and was 2.97% for both the three months ended June 30, 2024 and as of June 30, 2024, which compares to 3.00% for the month of June. "Actions taken during the first quarter resulted in enhanced pricing visibility, which contributed to stability in interest-bearing core deposit rates during the second quarter," commented Chris Merrywell, President of Umpqua Bank. "Our teams have done an exceptional job leading with service, not price, as they meet with current and prospective customers."

Columbia's cost of interest-bearing liabilities increased 6 basis points on a linked-quarter basis, and was 3.31% for both the three months ended June 30, 2024 and as of June 30, 2024, which compares to 3.34% for the month of June. Please refer to the Q2 2024 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information as well as to our non-GAAP disclosures in this press release for the impact of purchase accounting accretion and amortization on individual line items.

Non-interest Income
Non-interest income was $45 million for the second quarter of 2024, down $6 million from the prior quarter. The decline was driven by quarterly fluctuations in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, which collectively resulted in a net fair value loss of $10 million in the second quarter compared to a net fair value loss of $4 million in the first quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income was stable between periods, with favorable trends in card activity, financial services and trust revenue, and mortgage banking.

Non-interest Expense
Non-interest expense was $279 million for the second quarter of 2024, down $8 million from the prior quarter level. Excluding merger and restructuring expense, exit and disposal costs, and accruals for the FDIC special assessment, non-interest expense was $263 million2, down $14 million from the prior quarter due to ongoing strategic actions taken to reduce our non-interest expense run rate, lower CDI amortization following the one-year anniversary of the merger, and a $7.7 million reversal of prior compensation-related accruals. Please refer to the Q2 2024 Earnings Presentation for additional expense details.
2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Balance Sheet
Total consolidated assets were $52.0 billion as of June 30, 2024, down slightly from $52.2 billion as of March 31, 2024. Cash and cash equivalents were $2.1 billion as of June 30, 2024, also down slightly from $2.2 billion as of March 31, 2024. Including secured off-balance sheet lines of credit, total available liquidity was $19.1 billion as of June 30, 2024, representing 37% of total assets, 46% of total deposits, and 140% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $8.5 billion as of June 30, 2024, a decrease of $114 million relative to March 31, 2024, due to paydowns and a decline in the fair value of the portfolio. Please refer to the Q2 2024 Earnings Presentation for additional details related to our securities portfolio and liquidity position.

Gross loans and leases were $37.7 billion as of June 30, 2024, an increase of $68 million relative to March 31, 2024. Columbia sold loans with a book balance of $95 million during the second quarter of 2024, including $80 million in residential mortgage loans held on the balance sheet at fair value. Excluding these actions, the loan portfolio increased by 2% on an annualized basis during the quarter due primarily to commercial line utilization and construction project activity. Please refer to the Q2 2024 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to our office portfolio.

Total deposits were $41.5 billion as of June 30, 2024, a decrease of $183 million relative to March 31, 2024. Customer deposits drove the quarter's decrease due in part to anticipated customer tax payments, partially offset by targeted campaigns run by our branch network. "Our teams wrapped up a successful small business account campaign in April, generating nearly 6,000 accounts and $345 million in new deposits to the bank, 27% of which were non-interest-bearing balances," stated Mr. Merrywell. "We use a collaborative approach to find needs-based solutions for our customers—and these campaigns do not include promotional pricing." Please refer to the Q2 2024 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $439 million, or 1.16% of loans and leases, essentially unchanged from March 31, 2024. The provision for credit losses was $32 million for the second quarter of 2024, and it reflects credit migration trends and changes in the economic forecasts used in credit models.

Net charge-offs were 0.32% of average loans and leases (annualized) for the second quarter of 2024, compared to 0.47% for the first quarter of 2024. Net charge-offs in the FinPac portfolio were $25 million in the second quarter, largely unchanged from the first quarter. Net charge-offs excluding the FinPac portfolio were only $6 million in the second quarter. As of June 30, 2024, non-accrual loans were $93 million compared to $99 million as of March 31, 2024, due to lower balances in commercial portfolios. Non-performing assets were $156 million, or 0.30% of total assets, as of June 30, 2024, compared to $144 million, or 0.28% of total assets, as of March 31, 2024. The quarter's increase in loans and leases past due 90+ days and accruing, which accounted for the increase in nonperforming assets, was driven in part by the expiration of COVID-related designations within the residential mortgage portfolio. After accounting for government guarantees, non-performing assets declined by $9 million during the second quarter due primarily to lower balances in the FinPac portfolio. Please refer to the Q2 2024 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $23.76 as of June 30, 2024, compared to $23.68 as of March 31, 2024. The linked-quarter change reflects organic net capital generation, partially offset by a change in accumulated other comprehensive (loss) income ("AOCI") to $(456) million at June 30, 2024, compared to $(426) million at the prior quarter-end. The change in AOCI is due primarily to an increase in the tax-effected net unrealized loss on available-for-sale securities to $442 million as of June 30, 2024, compared to $413 million as of March 31, 2024. Tangible book value per common share3 was $16.26 as of June 30, 2024, compared to $16.03 as of March 31, 2024.

Columbia's estimated total risk-based capital ratio was 12.1% and its estimated common equity tier 1 risk-based capital ratio was 9.9% as of June 30, 2024, compared to 12.0% and 9.8%, respectively, as of March 31, 2024. Columbia remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2024 are estimates, pending completion and filing of Columbia's regulatory reports.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Earnings Presentation and Conference Call Information
Columbia's Q2 2024 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its second quarter 2024 earnings conference call on July 25, 2024, at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its second quarter 2024 financial results. Participants may register for the call using the below link to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BIdb1fd24ce3994192abaccb701c2ce451
Join the audiocast: https://edge.media-server.com/mmc/p/tog4rq49/
Access the replay through Columbia's investor relations page: www.columbiabankingsystem.com

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. Umpqua Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with locations in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Advisors and Columbia Trust Company, a division of Umpqua Bank. Learn more at www.columbiabankingsystem.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the merger when expected or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
($ in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$583,874	$575,044	$577,741	$569,670	$552,679	2%	6%
Interest and dividends on investments:
Taxable	78,828	75,017	78,010	80,066	79,036	5%	—%
Exempt from federal income tax	6,904	6,904	6,966	6,929	6,817	—%	1%
Dividends	2,895	3,707	4,862	4,941	2,581	(22)%	12%
Temporary investments and interest bearing deposits	23,035	23,553	24,055	34,407	34,616	(2)%	(33)%
Total interest income	695,536	684,225	691,634	696,013	675,729	2%	3%
Interest expense:
Deposits	207,307	198,435	170,659	126,974	100,408	4%	106%
Securities sold under agreement to repurchase and federal funds purchased	1,515	1,266	1,226	1,220	1,071	20%	41%
Borrowings	49,418	51,275	56,066	77,080	81,004	(4)%	(39)%
Junior and other subordinated debentures	9,847	9,887	10,060	9,864	9,271	—%	6%
Total interest expense	268,087	260,863	238,011	215,138	191,754	3%	40%
Net interest income	427,449	423,362	453,623	480,875	483,975	1%	(12)%
Provision for credit losses	31,820	17,136	54,909	36,737	16,014	86%	99%
Non-interest income:
Service charges on deposits	18,503	16,064	17,349	17,410	16,454	15%	12%
Card-based fees	14,681	13,183	14,593	15,674	13,435	11%	9%
Financial services and trust revenue	5,396	4,464	3,011	4,651	4,512	21%	20%
Residential mortgage banking revenue (loss), net	5,848	4,634	4,212	7,103	(2,342)	26%	nm
(Loss) gain on sale of debt securities, net	(1)	12	9	4	—	(108)%	nm
Gain (loss) on equity securities, net	325	(1,565)	2,636	(2,055)	(697)	nm	nm
(Loss) gain on loan and lease sales, net	(1,516)	221	1,161	1,871	442	nm	(443)%
BOLI income	4,705	4,639	4,331	4,440	4,063	1%	16%
Other (loss) income	(3,238)	8,705	18,231	(5,117)	3,811	(137)%	(185)%
Total non-interest income	44,703	50,357	65,533	43,981	39,678	(11)%	13%
Non-interest expense:
Salaries and employee benefits	145,066	154,538	157,572	159,041	163,398	(6)%	(11)%
Occupancy and equipment, net	45,147	45,291	48,160	43,070	50,550	—%	(11)%
Intangible amortization	29,230	32,091	33,204	29,879	35,553	(9)%	(18)%
FDIC assessments	9,664	14,460	42,510	11,200	11,579	(33)%	(17)%
Merger and restructuring expense	14,641	4,478	7,174	18,938	29,649	227%	(51)%
Other expenses	35,496	36,658	48,556	42,019	37,830	(3)%	(6)%
Total non-interest expense	279,244	287,516	337,176	304,147	328,559	(3)%	(15)%
Income before provision for income taxes	161,088	169,067	127,071	183,972	179,080	(5)%	(10)%
Provision for income taxes	40,944	44,987	33,540	48,127	45,703	(9)%	(10)%
Net income	$120,144	$124,080	$93,531	$135,845	$133,377	(3)%	(10)%

Weighted average basic shares outstanding	208,498	208,260	208,083	208,070	207,977	—%	—%
Weighted average diluted shares outstanding	209,011	208,956	208,739	208,645	208,545	—%	—%
Earnings per common share – basic	$0.58	$0.60	$0.45	$0.65	$0.64	(3)%	(9)%
Earnings per common share – diluted	$0.57	$0.59	$0.45	$0.65	$0.64	(3)%	(11)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Six Months Ended		% Change
($ in thousands, except per share data)	Jun 30, 2024	Jun 30, 2023	Year over Year
Interest income:
Loans and leases	$1,158,918	$966,204	20%
Interest and dividends on investments:
Taxable	153,845	118,765	30%
Exempt from federal income tax	13,808	10,214	35%
Dividends	6,602	3,300	100%
Temporary investments and interest bearing deposits	46,588	53,197	(12)%
Total interest income	1,379,761	1,151,680	20%
Interest expense:
Deposits	405,742	164,021	147%
Securities sold under agreement to repurchase and federal funds purchased	2,781	1,477	88%
Borrowings	100,693	109,768	(8)%
Junior and other subordinated debentures	19,734	17,741	11%
Total interest expense	528,950	293,007	81%
Net interest income	850,811	858,673	(1)%
Provision for credit losses	48,956	121,553	(60)%
Non-interest income:
Service charges on deposits	34,567	30,766	12%
Card-based fees	27,864	24,996	11%
Financial services and trust revenue	9,860	5,809	70%
Residential mortgage banking revenue, net	10,482	5,474	91%
Gain on sale of debt securities, net	11	—	nm
(Loss) gain on equity securities, net	(1,240)	1,719	(172)%
(Loss) gain on loan and lease sales, net	(1,295)	1,382	(194)%
BOLI income	9,344	6,853	36%
Other income	5,467	17,414	(69)%
Total non-interest income	95,060	94,413	1%
Non-interest expense:
Salaries and employee benefits	299,604	299,490	—%
Occupancy and equipment, net	90,438	92,250	(2)%
Intangible amortization	61,321	48,213	27%
FDIC assessments	24,124	17,692	36%
Merger and restructuring expense	19,119	145,547	(87)%
Other expenses	72,154	68,185	6%
Total non-interest expense	566,760	671,377	(16)%
Income before provision for income taxes	330,155	160,156	106%
Provision for income taxes	85,931	40,817	111%
Net income	$244,224	$119,339	105%

Weighted average basic shares outstanding	208,379	182,325	14%
Weighted average diluted shares outstanding	208,999	182,860	14%
Earnings per common share – basic	$1.17	$0.65	80%
Earnings per common share – diluted	$1.17	$0.65	80%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Consolidated Balance Sheets
(Unaudited)
						% Change
($ in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$515,263	$440,215	$498,496	$492,474	$538,653	17%	(4)%
Interest-bearing cash and temporary investments	1,553,568	1,760,902	1,664,038	1,911,221	2,868,563	(12)%	(46)%
Investment securities:
Equity and other, at fair value	77,221	77,203	76,995	73,638	76,361	—%	1%
Available for sale, at fair value	8,503,000	8,616,545	8,829,870	8,503,986	8,998,428	(1)%	(6)%
Held to maturity, at amortized cost	2,203	2,247	2,300	2,344	2,388	(2)%	(8)%
Loans held for sale	56,310	47,201	30,715	60,313	183,633	19%	(69)%
Loans and leases	37,709,987	37,642,413	37,441,951	37,170,598	37,049,299	—%	2%
Allowance for credit losses on loans and leases	(418,671)	(414,344)	(440,871)	(416,560)	(404,603)	1%	3%
Net loans and leases	37,291,316	37,228,069	37,001,080	36,754,038	36,644,696	—%	2%
Restricted equity securities	116,274	116,274	179,274	168,524	258,524	—%	(55)%
Premises and equipment, net	337,842	336,869	338,970	337,855	368,698	—%	(8)%
Operating lease right-of-use assets	108,278	113,833	115,811	114,220	119,255	(5)%	(9)%
Goodwill	1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Other intangible assets, net	542,358	571,588	603,679	636,883	666,762	(5)%	(19)%
Residential mortgage servicing rights, at fair value	110,039	110,444	109,243	117,640	172,929	—%	(36)%
Bank-owned life insurance	686,485	682,293	680,948	648,232	643,727	1%	7%
Deferred tax asset, net	361,773	356,031	347,203	469,841	362,880	2%	—%
Other assets	756,319	735,058	665,740	673,372	657,365	3%	15%
Total assets	$52,047,483	$52,224,006	$52,173,596	$51,993,815	$53,592,096	—%	(3)%
Liabilities:
Deposits
Non-interest-bearing	$13,481,616	$13,808,554	$14,256,452	$15,532,948	$16,019,408	(2)%	(16)%
Interest-bearing	28,041,656	27,897,606	27,350,568	26,091,420	24,815,509	1%	13%
Total deposits	41,523,272	41,706,160	41,607,020	41,624,368	40,834,917	—%	2%
Securities sold under agreements to repurchase	197,860	213,573	252,119	258,383	294,914	(7)%	(33)%
Borrowings	3,900,000	3,900,000	3,950,000	3,985,000	6,250,000	—%	(38)%
Junior subordinated debentures, at fair value	310,187	309,544	316,440	331,545	312,872	—%	(1)%
Junior and other subordinated debentures, at amortized cost	107,781	107,838	107,895	107,952	108,009	—%	—%
Operating lease liabilities	123,082	129,240	130,576	129,845	132,099	(5)%	(7)%
Other liabilities	908,629	900,406	814,512	924,560	831,097	1%	9%
Total liabilities	47,070,811	47,266,761	47,178,562	47,361,653	48,763,908	—%	(3)%
Shareholders' equity:
Common stock	5,807,041	5,802,322	5,802,747	5,798,167	5,792,792	—%	—%
Accumulated deficit	(374,687)	(418,946)	(467,571)	(485,576)	(545,842)	(11)%	(31)%
Accumulated other comprehensive loss	(455,682)	(426,131)	(340,142)	(680,429)	(418,762)	7%	9%
Total shareholders' equity	4,976,672	4,957,245	4,995,034	4,632,162	4,828,188	—%	3%
Total liabilities and shareholders' equity	$52,047,483	$52,224,006	$52,173,596	$51,993,815	$53,592,096	—%	(3)%

Common shares outstanding at period end	209,459	209,370	208,585	208,575	208,514	—%	—%

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.36	$0.36	$0.36	$0.36	$0.36	—%	—%
Book value	$23.76	$23.68	$23.95	$22.21	$23.16	—%	3%
Tangible book value (1)	$16.26	$16.03	$16.12	$14.22	$15.02	1%	8%

Performance Ratios:
Efficiency ratio (2)	59.02%	60.57%	64.81%	57.82%	62.60%	(1.55)	(3.58)
Non-interest expense to average assets (1)	2.16%	2.22%	2.58%	2.28%	2.46%	(0.06)	(0.30)
Return on average assets ("ROAA")	0.93%	0.96%	0.72%	1.02%	1.00%	(0.03)	(0.07)
Pre-provision net revenue ("PPNR") ROAA (1)	1.49%	1.44%	1.39%	1.65%	1.46%	0.05	0.03
Return on average common equity	9.85%	10.01%	7.90%	11.07%	10.84%	(0.16)	(0.99)
Return on average tangible common equity (1)	14.55%	14.82%	12.19%	16.93%	16.63%	(0.27)	(2.08)

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2), (5), (6)	53.56%	56.97%	57.31%	51.26%	54.04%	(3.41)	(0.48)
Operating non-interest expense to average assets (1)	2.03%	2.14%	2.25%	2.10%	2.22%	(0.11)	(0.19)
Operating ROAA (1), (6)	1.08%	1.04%	0.89%	1.23%	1.27%	0.04	(0.19)
Operating PPNR ROAA (1), (6)	1.70%	1.55%	1.62%	1.94%	1.82%	0.15	(0.12)
Operating return on average common equity (1), (6)	11.47%	10.89%	9.81%	13.40%	13.77%	0.58	(2.30)
Operating return on average tangible common equity (1), (6)	16.96%	16.12%	15.14%	20.48%	21.13%	0.84	(4.17)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.20%	6.13%	6.13%	6.08%	5.95%	0.07	0.25
Yield on earning assets (2)	5.80%	5.69%	5.75%	5.65%	5.48%	0.11	0.32
Cost of interest bearing deposits	2.97%	2.88%	2.54%	2.01%	1.64%	0.09	1.33
Cost of interest bearing liabilities	3.31%	3.25%	3.02%	2.72%	2.45%	0.06	0.86
Cost of total deposits	2.01%	1.92%	1.63%	1.23%	0.99%	0.09	1.02
Cost of total funding (3)	2.34%	2.27%	2.05%	1.81%	1.61%	0.07	0.73
Net interest margin (2)	3.56%	3.52%	3.78%	3.91%	3.93%	0.04	(0.37)
Average interest bearing cash / Average interest earning assets	3.51%	3.56%	3.64%	5.17%	5.47%	(0.05)	(1.96)
Average loans and leases / Average interest earning assets	78.27%	77.87%	78.04%	75.64%	75.18%	0.40	3.09
Average loans and leases / Average total deposits	90.61%	90.41%	89.91%	90.63%	90.98%	0.20	(0.37)
Average non-interest bearing deposits / Average total deposits	32.54%	33.29%	35.88%	38.55%	40.05%	(0.75)	(7.51)
Average total deposits / Average total funding (3)	90.15%	90.09%	90.02%	86.66%	85.59%	0.06	4.56

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.41%	0.38%	0.30%	0.28%	0.22%	0.03	0.19
Non-performing assets to total assets	0.30%	0.28%	0.22%	0.20%	0.15%	0.02	0.15
Allowance for credit losses to loans and leases	1.16%	1.16%	1.24%	1.18%	1.15%	—	0.01
Total risk-based capital ratio (4)	12.1%	12.0%	11.9%	11.6%	11.3%	0.10	0.80
Common equity tier 1 risk-based capital ratio (4)	9.9%	9.8%	9.6%	9.5%	9.2%	0.10	0.70
(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.
(5) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.
(6) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes adding the FDIC special assessment to the non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Six Months Ended		% Change
	Jun 30, 2024	Jun 30, 2023	Year over Year
Per Common Share Data:
Dividends	$0.72	$0.71	1.41%

Performance Ratios:
Efficiency ratio (2)	59.80%	70.30%	(10.50)
Non-interest expense to average assets (1)	2.19%	2.91%	(0.72)
Return on average assets	0.94%	0.52%	0.42
PPNR ROAA (1)	1.47%	1.22%	0.25
Return on average common equity	9.93%	5.80%	4.13
Return on average tangible common equity (1)	14.69%	8.09%	6.60

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2), (4), (5)	55.26%	53.51%	1.75
Operating non-interest expense to average assets (1)	2.08%	2.26%	(0.18)
Operating ROAA (1), (5)	1.06%	1.04%	0.02
Operating PPNR ROAA (1), (5)	1.62%	1.90%	(0.28)
Operating return on average common equity (1), (5)	11.18%	11.72%	(0.54)
Operating return on average tangible common equity (1), (5)	16.54%	16.34%	0.20

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.17%	5.77%	0.40
Yield on earning assets (2)	5.75%	5.35%	0.40
Cost of interest bearing deposits	2.93%	1.50%	1.43
Cost of interest bearing liabilities	3.28%	2.19%	1.09
Cost of total deposits	1.96%	0.90%	1.06
Cost of total funding (3)	2.31%	1.42%	0.89
Net interest margin (2)	3.54%	3.99%	(0.45)
Average interest bearing cash / Average interest earning assets	3.54%	4.99%	(1.45)
Average loans and leases / Average interest earning assets	78.07%	77.64%	0.43
Average loans and leases / Average total deposits	90.51%	91.87%	(1.36)
Average non-interest bearing deposits / Average total deposits	32.91%	39.69%	(6.78)
Average total deposits / Average total funding (3)	90.12%	88.03%	2.09

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.
(5) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes adding the FDIC special assessment to the non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$6,407,351	$6,557,768	$6,482,940	$6,490,638	$6,434,673	(2)%	—%
Owner occupied term, net	5,230,511	5,231,676	5,195,605	5,235,227	5,254,401	—%	—%
Multifamily, net	5,868,848	5,828,960	5,704,734	5,684,495	5,622,875	1%	4%
Construction & development, net	1,946,693	1,728,652	1,747,302	1,669,918	1,528,924	13%	27%
Residential development, net	269,106	284,117	323,899	354,922	388,641	(5)%	(31)%
Commercial:
Term, net	5,559,548	5,544,450	5,536,765	5,437,915	5,449,787	—%	2%
Lines of credit & other, net	2,558,633	2,491,557	2,430,127	2,353,548	2,268,790	3%	13%
Leases & equipment finance, net	1,701,943	1,706,759	1,729,512	1,728,991	1,740,037	—%	(2)%
Residential:
Mortgage, net	5,992,163	6,128,884	6,157,166	6,121,838	6,272,898	(2)%	(4)%
Home equity loans & lines, net	1,982,786	1,950,421	1,938,166	1,899,948	1,898,958	2%	4%
Consumer & other, net	192,405	189,169	195,735	193,158	189,315	2%	2%
Total loans and leases, net of deferred fees and costs	$37,709,987	$37,642,413	$37,441,951	$37,170,598	$37,049,299	—%	2%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	17%	17%	17%	17%
Owner occupied term, net	14%	14%	14%	14%	14%
Multifamily, net	15%	15%	15%	15%	15%
Construction & development, net	5%	5%	5%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	15%	15%	15%	15%	15%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	5%	5%	5%	5%	5%
Residential:
Mortgage, net	16%	16%	16%	17%	17%
Home equity loans & lines, net	5%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$13,481,616	$13,808,554	$14,256,452	$15,532,948	$16,019,408	(2)%	(16)%
Demand, interest bearing	8,195,284	8,095,211	8,044,432	6,898,831	6,300,082	1%	30%
Money market	10,927,813	10,822,498	10,324,454	10,349,217	10,115,908	1%	8%
Savings	2,508,598	2,640,060	2,754,113	3,018,706	3,171,714	(5)%	(21)%
Time	6,409,961	6,339,837	6,227,569	5,824,666	5,227,805	1%	23%
Total	$41,523,272	$41,706,160	$41,607,020	$41,624,368	$40,834,917	—%	2%

Total core deposits (1)	$37,159,069	$37,436,569	$37,423,402	$37,597,830	$37,639,368	(1)%	(1)%

Deposit mix:
Demand, non-interest bearing	33%	34%	34%	37%	39%
Demand, interest bearing	20%	19%	19%	17%	15%
Money market	26%	26%	25%	25%	25%
Savings	6%	6%	7%	7%	8%
Time	15%	15%	15%	14%	13%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate, net	$37,584	$39,736	$28,689	$26,053	$10,994	(5)%	242%
Commercial, net	54,986	58,960	45,682	44,341	39,316	(7)%	40%
Total loans and leases on non-accrual status	92,570	98,696	74,371	70,394	50,310	(6)%	84%
Loans and leases past due 90+ days and accruing: (2)
Commercial real estate, net	—	253	870	71	184	(100)%	(100)%
Commercial, net	5,778	10,733	8,232	8,606	7,720	(46)%	(25)%
Residential, net (2)	54,525	31,916	29,102	25,180	21,370	71%	155%
Consumer & other, net	220	437	326	240	399	(50)%	(45)%
Total loans and leases past due 90+ days and accruing (2)	60,523	43,339	38,530	34,097	29,673	40%	104%
Total non-performing loans and leases (1), (2)	153,093	142,035	112,901	104,491	79,983	8%	91%
Other real estate owned	2,839	1,762	1,036	1,170	278	61%	nm
Total non-performing assets (1), (2)	$155,932	$143,797	$113,937	$105,661	$80,261	8%	94%

Loans and leases past due 31-89 days	$85,998	$109,673	$85,235	$82,918	$73,376	(22)%	17%
Loans and leases past due 31-89 days to total loans and leases	0.23%	0.29%	0.23%	0.22%	0.20%	(0.06)	0.03
Non-performing loans and leases to total loans and leases (1), (2)	0.41%	0.38%	0.30%	0.28%	0.22%	0.03	0.19
Non-performing assets to total assets (1), (2)	0.30%	0.28%	0.22%	0.20%	0.15%	0.02	0.15

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Non-accrual and 90+ days past due loans include government guarantees of $64.6 million, $43.0 million, $31.6 million, $26.9 million, and $26.6 million at June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.

(2) Excludes certain mortgage loans guaranteed by GNMA, which Columbia has the unilateral right to repurchase but has not done so, totaling $1.0 million, $1.6 million, $1.0 million, $700,000, and $1.6 million at June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$414,344	$440,871	$416,560	$404,603	$417,464	(6)%	(1)%
Provision for credit losses on loans and leases	34,760	17,476	53,183	35,082	15,216	99%	128%
Charge-offs
Commercial real estate, net	(585)	(161)	(629)	—	(174)	263%	236%
Commercial, net	(33,561)	(47,232)	(31,949)	(26,629)	(32,036)	(29)%	5%
Residential, net	(504)	(490)	(89)	(206)	(4)	3%	nm
Consumer & other, net	(1,551)	(1,870)	(1,841)	(1,884)	(1,264)	(17)%	23%
Total charge-offs	(36,201)	(49,753)	(34,508)	(28,719)	(33,478)	(27)%	8%
Recoveries
Commercial real estate, net	551	358	35	31	209	54%	164%
Commercial, net	4,198	4,732	4,414	4,901	4,511	(11)%	(7)%
Residential, net	411	170	781	156	63	142%	nm
Consumer & other, net	608	490	406	506	618	24%	(2)%
Total recoveries	5,768	5,750	5,636	5,594	5,401	0%	7%
Net (charge-offs) recoveries
Commercial real estate, net	(34)	197	(594)	31	35	(117)%	(197)%
Commercial, net	(29,363)	(42,500)	(27,535)	(21,728)	(27,525)	(31)%	7%
Residential, net	(93)	(320)	692	(50)	59	(71)%	(258)%
Consumer & other, net	(943)	(1,380)	(1,435)	(1,378)	(646)	(32)%	46%
Total net charge-offs	(30,433)	(44,003)	(28,872)	(23,125)	(28,077)	(31)%	8%
Balance, end of period	$418,671	$414,344	$440,871	$416,560	$404,603	1%	3%
Reserve for unfunded commitments
Balance, beginning of period	$22,868	$23,208	$21,482	$19,827	$19,029	(1)%	20%
(Recapture) provision for credit losses on unfunded commitments	(2,940)	(340)	1,726	1,655	798	nm	(468)%
Balance, end of period	19,928	22,868	23,208	21,482	19,827	(13)%	1%
Total Allowance for credit losses (ACL)	$438,599	$437,212	$464,079	$438,042	$424,430	0%	3%

Net charge-offs to average loans and leases (annualized)	0.32%	0.47%	0.31%	0.25%	0.30%	(0.15)	0.02
Recoveries to gross charge-offs	15.93%	11.56%	16.33%	19.48%	16.13%	4.37	(0.20)
ACLLL to loans and leases	1.11%	1.10%	1.18%	1.12%	1.09%	0.01	0.02
ACL to loans and leases	1.16%	1.16%	1.24%	1.18%	1.15%	—	0.01

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Six Months Ended		% Change
($ in thousands)	Jun 30, 2024	Jun 30, 2023	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$440,871	$301,135	46%
Initial ACL recorded for PCD loans acquired during the period	—	26,492	(100)%
Provision for credit losses on loans and leases (1)	52,236	121,714	(57)%
Charge-offs
Commercial real estate, net	(746)	(174)	329%
Commercial, net	(80,793)	(51,284)	58%
Residential, net	(994)	(252)	294%
Consumer & other, net	(3,421)	(2,037)	68%
Total charge-offs	(85,954)	(53,747)	60%
Recoveries
Commercial real estate, net	909	267	240%
Commercial, net	8,930	7,569	18%
Residential, net	581	186	212%
Consumer & other, net	1,098	987	11%
Total recoveries	11,518	9,009	28%
Net (charge-offs) recoveries
Commercial real estate, net	163	93	75%
Commercial, net	(71,863)	(43,715)	64%
Residential, net	(413)	(66)	nm
Consumer & other, net	(2,323)	(1,050)	121%
Total net charge-offs	(74,436)	(44,738)	66%
Balance, end of period	$418,671	$404,603	3%
Reserve for unfunded commitments
Balance, beginning of period	$23,208	$14,221	63%
Initial ACL recorded for unfunded commitments acquired during the period	—	5,767	(100)%
Recapture for credit losses on unfunded commitments	(3,280)	(161)	nm
Balance, end of period	19,928	19,827	1%
Total Allowance for credit losses (ACL)	$438,599	$424,430	3%

Net charge-offs to average loans and leases (annualized)	0.40%	0.27%	0.13
Recoveries to gross charge-offs	13.40%	16.76%	(3.36)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) For the six months ended June 30, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	June 30, 2024			March 31, 2024			June 30, 2023
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$101,516	$1,628	6.42%	$30,550	$525	6.88%	$46,794	$682	5.83%
Loans and leases (1)	37,663,396	582,246	6.20%	37,597,101	574,519	6.13%	37,169,315	551,997	5.95%
Taxable securities	7,839,202	81,723	4.17%	8,081,003	78,724	3.90%	8,656,147	81,617	3.77%
Non-taxable securities (2)	825,030	7,889	3.82%	851,342	7,886	3.71%	865,278	8,010	3.70%
Temporary investments and interest-bearing cash	1,688,602	23,035	5.49%	1,720,791	23,553	5.51%	2,704,984	34,616	5.13%
Total interest-earning assets (1), (2)	48,117,746	$696,521	5.80%	48,280,787	$685,207	5.69%	49,442,518	$676,922	5.48%
Goodwill and other intangible assets	1,588,239			1,619,134			1,718,705
Other assets	2,275,570			2,184,052			2,379,351
Total assets	$51,981,555			$52,083,973			$53,540,574
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,147,516	$53,890	2.66%	$8,035,339	$51,378	2.57%	$6,131,117	$17,277	1.15%
Money market deposits	10,849,259	76,466	2.83%	10,612,073	72,497	2.75%	10,362,495	41,703	1.60%
Savings deposits	2,555,458	929	0.15%	2,688,360	715	0.11%	3,297,138	877	0.11%
Time deposits	6,488,923	76,022	4.71%	6,406,807	73,845	4.64%	4,703,967	40,551	3.46%
Total interest-bearing deposits	28,041,156	207,307	2.97%	27,742,579	198,435	2.88%	24,494,717	100,408	1.64%
Repurchase agreements and federal funds purchased	224,973	1,515	2.71%	231,667	1,266	2.20%	284,347	1,071	1.51%
Borrowings	3,900,000	49,418	5.10%	3,920,879	51,275	5.26%	6,187,363	81,004	5.25%
Junior and other subordinated debentures	417,329	9,847	9.49%	423,528	9,887	9.39%	405,989	9,271	9.16%
Total interest-bearing liabilities	32,583,458	$268,087	3.31%	32,318,653	$260,863	3.25%	31,372,416	$191,754	2.45%
Non-interest-bearing deposits	13,526,483			13,841,582			16,361,541
Other liabilities	963,375			937,863			871,378
Total liabilities	47,073,316			47,098,098			48,605,335
Common equity	4,908,239			4,985,875			4,935,239
Total liabilities and shareholders' equity	$51,981,555			$52,083,973			$53,540,574
NET INTEREST INCOME (2)		$428,434			$424,344			$485,168
NET INTEREST SPREAD (2)			2.49%			2.44%			3.03%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.56%			3.52%			3.93%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $985,000 for the three months ended June 30, 2024, as compared to $982,000 for the three months ended March 31, 2024 and $1.2 million for the three months ended June 30, 2023.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Six Months Ended
	June 30, 2024			June 30, 2023
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$66,033	$2,153	6.52%	$50,381	$1,481	5.88%
Loans and leases (1)	37,630,248	1,156,765	6.17%	33,603,781	964,723	5.77%
Taxable securities	7,960,102	160,447	4.03%	6,818,764	122,065	3.58%
Non-taxable securities (2)	838,186	15,775	3.76%	652,332	12,078	3.70%
Temporary investments and interest-bearing cash	1,704,697	46,588	5.50%	2,158,071	53,197	4.97%
Total interest-earning assets (1), (2)	48,199,266	$1,381,728	5.75%	43,283,329	$1,153,544	5.35%
Goodwill and other intangible assets	1,603,686			1,173,900
Other assets	2,229,811			2,065,036
Total assets	$52,032,763			$46,522,265
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,091,427	$105,268	2.62%	$5,448,974	$27,092	1.00%
Money market deposits	10,730,666	148,963	2.79%	9,657,738	73,941	1.54%
Savings deposits	2,621,909	1,644	0.13%	2,993,450	1,433	0.10%
Time deposits	6,447,865	149,867	4.67%	3,958,688	61,555	3.14%
Total interest-bearing deposits	27,891,867	405,742	2.93%	22,058,850	164,021	1.50%
Repurchase agreements and federal funds purchased	228,320	2,781	2.45%	282,699	1,477	1.05%
Borrowings	3,910,440	100,693	5.18%	4,280,632	109,768	5.17%
Junior and other subordinated debentures	420,428	19,734	9.44%	411,944	17,741	8.68%
Total interest-bearing liabilities	32,451,055	$528,950	3.28%	27,034,125	$293,007	2.19%
Non-interest-bearing deposits	13,684,032			14,518,864
Other liabilities	950,619			822,396
Total liabilities	47,085,706			42,375,385
Common equity	4,947,057			4,146,880
Total liabilities and shareholders' equity	$52,032,763			$46,522,265
NET INTEREST INCOME (2)		$852,778			$860,537
NET INTEREST SPREAD (2)			2.47%			3.16%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.54%			3.99%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $2.0 million for the six months ended June 30, 2024, as compared to $1.9 million for the same period in 2023.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$3,452	$2,920	$2,686	$2,442	$3,166	18%	9%
Servicing	5,952	6,021	5,966	8,887	9,167	(1)%	(35)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,183)	(3,153)	(3,215)	(4,801)	(4,797)	1%	(34)%
Changes due to valuation inputs or assumptions	1,238	3,117	(6,251)	5,308	(2,242)	(60)%	nm
MSR hedge (loss) gain	(1,611)	(4,271)	5,026	(4,733)	(7,636)	(62)%	(79)%
Total	$5,848	$4,634	$4,212	$7,103	$(2,342)	26%	nm

Closed loan volume for-sale	$140,875	$86,903	$87,033	$103,333	$119,476	62%	18%
Gain on sale margin	2.45%	3.36%	3.09%	2.36%	2.65%	-0.91	-0.20

Residential mortgage servicing rights:
Balance, beginning of period	$110,444	$109,243	$117,640	$172,929	$178,800	1%	(38)%
Additions for new MSR capitalized	1,540	1,237	920	1,658	1,168	24%	32%
Sale of MSR assets	—	—	149	(57,454)	—	nm	nm
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,183)	(3,153)	(3,215)	(4,801)	(4,797)	1%	(34)%
Changes due to valuation inputs or assumptions	1,238	3,117	(6,251)	5,308	(2,242)	(60)%	nm
Balance, end of period	$110,039	$110,444	$109,243	$117,640	$172,929	—%	(36)%

Residential mortgage loans serviced for others	$8,120,046	$8,081,039	$8,175,664	$8,240,950	$12,726,615	—%	(36)%
MSR as % of serviced portfolio	1.36%	1.37%	1.34%	1.43%	1.36%	(0.01)	0.00

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Six Months Ended		% Change
($ in thousands)	Jun 30, 2024	Jun 30, 2023	Year over Year
Residential mortgage banking revenue:
Origination and sale	$6,372	$6,753	(6)%
Servicing	11,973	18,564	(36)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6,336)	(9,678)	(35)%
Changes due to valuation inputs or assumptions	4,355	(5,179)	nm
MSR hedge loss	(5,882)	(4,986)	18%
Total	$10,482	$5,474	91%

Closed loan volume for-sale	$227,778	$251,202	(9)%
Gain on sale margin	2.80%	2.69%	0.11

Residential mortgage servicing rights:
Balance, beginning of period	$109,243	$185,017	(41)%
Additions for new MSR capitalized	2,777	2,769	0%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6,336)	(9,678)	(35)%
Changes due to valuation inputs or assumptions	4,355	(5,179)	nm
Balance, end of period	$110,039	$172,929	(36)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Total shareholders' equity	a	$4,976,672	$4,957,245	$4,995,034	$4,632,162	$4,828,188	—%	3%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		542,358	571,588	603,679	636,883	666,762	(5)%	(19)%
Tangible common shareholders' equity	b	$3,405,080	$3,356,423	$3,362,121	$2,966,045	$3,132,192	1%	9%

Total assets	c	$52,047,483	$52,224,006	$52,173,596	$51,993,815	$53,592,096	—%	(3)%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		542,358	571,588	603,679	636,883	666,762	(5)%	(19)%
Tangible assets	d	$50,475,891	$50,623,184	$50,540,683	$50,327,698	$51,896,100	—%	(3)%
Common shares outstanding at period end	e	209,459	209,370	208,585	208,575	208,514	—%	—%

Total shareholders' equity to total assets ratio	a / c	9.56%	9.49%	9.57%	8.91%	9.01%	0.07	0.55
Tangible common equity ratio	b / d	6.75%	6.63%	6.65%	5.89%	6.04%	0.12	0.71
Book value per common share	a / e	$23.76	$23.68	$23.95	$22.21	$23.16	—%	3%
Tangible book value per common share	b / e	$16.26	$16.03	$16.12	$14.22	$15.02	1%	8%

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
(Loss) gain on sale of debt securities, net		$(1)	$12	$9	$4	$—	(108)%	nm
Gain (loss) on equity securities, net		325	(1,565)	2,636	(2,055)	(697)	nm	nm
Gain (loss) on swap derivatives		424	1,197	(8,042)	5,700	1,288	(65)%	(67)%
Change in fair value of certain loans held for investment		(10,114)	(2,372)	19,354	(19,247)	(6,965)	326%	45%
Change in fair value of MSR due to valuation inputs or assumptions		1,238	3,117	(6,251)	5,308	(2,242)	(60)%	nm
MSR hedge (loss) gain		(1,611)	(4,271)	5,026	(4,733)	(7,636)	(62)%	(79)%
Total non-interest income adjustments	a	$(9,739)	$(3,882)	$12,732	$(15,023)	$(16,252)	151%	(40)%

Non-Interest Expense Adjustments
Merger and restructuring expense		$14,641	$4,478	$7,174	$18,938	$29,649	227%	(51)%
Exit and disposal costs		1,218	1,272	2,791	4,017	2,119	(4)%	(43)%
FDIC special assessment (2)		884	4,848	32,923	—	—	(82)%	nm
Total non-interest expense adjustments	b	$16,743	$10,598	$42,888	$22,955	$31,768	58%	(47)%

Net interest income	c	$427,449	$423,362	$453,623	$480,875	$483,975	1%	(12)%

Non-interest income (GAAP)	d	$44,703	$50,357	$65,533	$43,981	$39,678	(11)%	13%
Less: Non-interest income adjustments	a	9,739	3,882	(12,732)	15,023	16,252	151%	(40)%
Operating non-interest income (non-GAAP)	e	$54,442	$54,239	$52,801	$59,004	$55,930	—%	(3)%

Revenue (GAAP)	f=c+d	$472,152	$473,719	$519,156	$524,856	$523,653	—%	(10)%
Operating revenue (non-GAAP)	g=c+e	$481,891	$477,601	$506,424	$539,879	$539,905	1%	(11)%

Non-interest expense (GAAP)	h	$279,244	$287,516	$337,176	$304,147	$328,559	(3)%	(15)%
Less: Non-interest expense adjustments	b	(16,743)	(10,598)	(42,888)	(22,955)	(31,768)	58%	(47)%
Operating non-interest expense (non-GAAP)	i	$262,501	$276,918	$294,288	$281,192	$296,791	(5)%	(12)%

Net income (GAAP)	j	$120,144	$124,080	$93,531	$135,845	$133,377	(3)%	(10)%
Provision for income taxes		40,944	44,987	33,540	48,127	45,703	(9)%	(10)%
Income before provision for income taxes		161,088	169,067	127,071	183,972	179,080	(5)%	(10)%
Provision for credit losses		31,820	17,136	54,909	36,737	16,014	86%	99%
Pre-provision net revenue (PPNR) (non-GAAP)	k	192,908	186,203	181,980	220,709	195,094	4%	(1)%
Less: Non-interest income adjustments	a	9,739	3,882	(12,732)	15,023	16,252	151%	(40)%
Add: Non-interest expense adjustments	b	16,743	10,598	42,888	22,955	31,768	58%	(47)%
Operating PPNR (non-GAAP)	l	$219,390	$200,683	$212,136	$258,687	$243,114	9%	(10)%

Net income (GAAP)	j	$120,144	$124,080	$93,531	$135,845	$133,377	(3)%	(10)%
Less: Non-interest income adjustments	a	9,739	3,882	(12,732)	15,023	16,252	151%	(40)%
Add: Non-interest expense adjustments	b	16,743	10,598	42,888	22,955	31,768	58%	(47)%
Tax effect of adjustments		(6,621)	(3,620)	(7,539)	(9,482)	(11,981)	83%	(45)%
Operating net income (non-GAAP)	m	$140,005	$134,940	$116,148	$164,341	$169,416	4%	(17)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Average assets	n	$51,981,555	$52,083,973	$51,832,356	$53,011,361	$53,540,574	—%	(3)%
Less: Average goodwill and other intangible assets, net		1,588,239	1,619,134	1,652,282	1,684,093	1,718,705	(2)%	(8)%
Average tangible assets	o	$50,393,316	$50,464,839	$50,180,074	$51,327,268	$51,821,869	—%	(3)%

Average common shareholders' equity	p	$4,908,239	$4,985,875	$4,695,736	$4,866,975	$4,935,239	(2)%	(1)%
Less: Average goodwill and other intangible assets, net		1,588,239	1,619,134	1,652,282	1,684,093	1,718,705	(2)%	(8)%
Average tangible common equity	q	$3,320,000	$3,366,741	$3,043,454	$3,182,882	$3,216,534	(1)%	3%

Weighted average basic shares outstanding	r	208,498	208,260	208,083	208,070	207,977	—%	—%
Weighted average diluted shares outstanding	s	209,011	208,956	208,739	208,645	208,545	—%	—%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.58	$0.60	$0.45	$0.65	$0.64	(3)%	(9)%
Earnings-per-share - diluted	j / s	$0.57	$0.59	$0.45	$0.65	$0.64	(3)%	(11)%
Efficiency ratio (1)	h / f	59.02%	60.57%	64.81%	57.82%	62.60%	(1.55)	(3.58)
Non-interest expense to average assets	h / n	2.16%	2.22%	2.58%	2.28%	2.46%	(0.06)	(0.30)
Return on average assets	j / n	0.93%	0.96%	0.72%	1.02%	1.00%	(0.03)	(0.07)
Return on average tangible assets	j / o	0.96%	0.99%	0.74%	1.05%	1.03%	(0.03)	(0.07)
PPNR return on average assets	k / n	1.49%	1.44%	1.39%	1.65%	1.46%	0.05	0.03
Return on average common equity	j / p	9.85%	10.01%	7.90%	11.07%	10.84%	(0.16)	(0.99)
Return on average tangible common equity	j / q	14.55%	14.82%	12.19%	16.93%	16.63%	(0.27)	(2.08)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (2)	m / r	$0.67	$0.65	$0.56	$0.79	$0.81	3%	(17)%
Operating earnings-per-share - diluted (2)	m / s	$0.67	$0.65	$0.56	$0.79	$0.81	3%	(17)%
Operating efficiency ratio, as adjusted (1), (2), (3)	u / y	53.56%	56.97%	57.31%	51.26%	54.04%	(3.41)	(0.48)
Operating non-interest expense to average assets	i / n	2.03%	2.14%	2.25%	2.10%	2.22%	(0.11)	(0.19)
Operating return on average assets (2)	m / n	1.08%	1.04%	0.89%	1.23%	1.27%	0.04	(0.19)
Operating return on average tangible assets (2)	m / o	1.12%	1.08%	0.92%	1.27%	1.31%	0.04	(0.19)
Operating PPNR return on average assets (2)	l / n	1.70%	1.55%	1.62%	1.94%	1.82%	0.15	(0.12)
Operating return on average common equity (2)	m / p	11.47%	10.89%	9.81%	13.40%	13.77%	0.58	(2.30)
Operating return on average tangible common equity (2)	m / q	16.96%	16.12%	15.14%	20.48%	21.13%	0.84	(4.17)
(1) Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$279,244	$287,516	$337,176	$304,147	$328,559	(3)%	(15)%
Less: Non-interest expense adjustments	b	(16,743)	(10,598)	(42,888)	(22,955)	(31,768)	58%	(47)%
Operating non-interest expense (non-GAAP)	i	262,501	276,918	294,288	281,192	296,791	(5)%	(12)%
Less: B&O taxes	t	(3,183)	(3,223)	(2,727)	(3,275)	(3,647)	(1)%	(13)%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$259,318	$273,695	$291,561	$277,917	$293,144	(5)%	(12)%

Net interest income (tax equivalent) (1)	v	$428,434	$424,344	$454,730	$482,031	$485,168	1%	(12)%
Non-interest income (GAAP)	d	44,703	50,357	65,533	43,981	39,678	(11)%	13%
Add: BOLI tax equivalent adjustment (1)	w	1,291	1,809	1,182	1,178	1,360	(29)%	(5)%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	474,428	476,510	521,445	527,190	526,206	—%	(10)%
Less: Non-interest income adjustments	a	9,739	3,882	(12,732)	15,023	16,252	151%	(40)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$484,167	$480,392	$508,713	$542,213	$542,458	1%	(11)%

Efficiency ratio (1)	h / f	59.02%	60.57%	64.81%	57.82%	62.60%	(1.55)	(3.58)
Operating efficiency ratio, as adjusted (non-GAAP) (1), (2), (3)	u / y	53.56%	56.97%	57.31%	51.26%	54.04%	(3.41)	(0.48)

(1) Tax-exempt income has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Six Months Ended		% Change
($ in thousands)		Jun 30, 2024	Jun 30, 2023	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$11	$—	nm
(Loss) gain on equity securities, net		(1,240)	1,719	(172)%
Gain (loss) on swap derivatives		1,621	(2,255)	nm
Change in fair value of certain loans held for investment		(12,486)	2,523	nm
Change in fair value of MSR due to valuation inputs or assumptions		4,355	(5,179)	nm
MSR hedge loss		(5,882)	(4,986)	18%
Total non-interest income adjustments	a	$(13,621)	$(8,178)	67%

Non-Interest Expense Adjustments
Merger and restructuring expense		$19,119	$145,547	(87)%
Exit and disposal costs		2,490	3,410	(27)%
FDIC special assessment (2)		$5,732	$—	nm
Total non-interest expense adjustments	b	$27,341	$148,957	(82)%

Net interest income	c	$850,811	$858,673	(1)%

Non-interest income (GAAP)	d	$95,060	$94,413	1%
Less: Non-interest income adjustments	a	13,621	8,178	67%
Operating non-interest income (non-GAAP)	e	$108,681	$102,591	6%

Revenue (GAAP)	f=c+d	$945,871	$953,086	(1)%
Operating revenue (non-GAAP)	g=c+e	$959,492	$961,264	—%

Non-interest expense (GAAP)	h	$566,760	$671,377	(16)%
Less: Non-interest expense adjustments	b	(27,341)	(148,957)	(82)%
Operating non-interest expense (non-GAAP)	i	$539,419	$522,420	3%

Net income (GAAP)	j	$244,224	$119,339	105%
Provision for income taxes		85,931	40,817	111%
Income before provision for income taxes		330,155	160,156	106%
Provision for credit losses		48,956	121,553	(60)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	379,111	281,709	35%
Less: Non-interest income adjustments	a	13,621	8,178	67%
Add: Non-interest expense adjustments	b	27,341	148,957	(82)%
Operating PPNR (non-GAAP)	l	$420,073	$438,844	(4)%

Net income (GAAP)	j	$244,224	$119,339	105%
Less: Non-interest income adjustments	a	13,621	8,178	67%
Add: Non-interest expense adjustments	b	27,341	148,957	(82)%
Tax effect of adjustments		(10,241)	(35,546)	(71)%
Operating net income (non-GAAP)	m	$274,945	$240,928	14%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Six Months Ended		% Change
($ in thousands)		Jun 30, 2024	Jun 30, 2023	Year over Year
Average assets	n	$52,032,763	$46,522,265	12%
Less: Average goodwill and other intangible assets, net		1,603,686	1,173,900	37%
Average tangible assets	o	$50,429,077	$45,348,365	11%

Average common shareholders' equity	p	$4,947,057	$4,146,880	19%
Less: Average goodwill and other intangible assets, net		1,603,686	1,173,900	37%
Average tangible common equity	q	$3,343,371	$2,972,980	12%

Weighted average basic shares outstanding	r	208,379	182,325	14%
Weighted average diluted shares outstanding	s	208,999	182,860	14%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$1.17	$0.65	80%
Earnings-per-share - diluted	j / s	$1.17	$0.65	80%
Efficiency ratio (1)	h / f	59.80%	70.30%	(10.50)
Non-interest expense to average assets	h/n	2.19%	2.91%	(0.72)
Return on average assets	j / n	0.94%	0.52%	0.42
Return on average tangible assets	j / o	0.97%	0.53%	0.44
PPNR return on average assets	k/n	1.47%	1.22%	0.25
Return on average common equity	j / p	9.93%	5.80%	4.13
Return on average tangible common equity	j / q	14.69%	8.09%	6.60

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (2)	m / r	$1.32	$1.32	—%
Operating earnings-per-share - diluted (2)	m / s	$1.32	$1.32	—%
Operating efficiency ratio, as adjusted (1), (2), (3)	u / y	55.26%	53.51%	1.75
Operating non-interest expense to average assets	i/n	2.08%	2.26%	(0.18)
Operating return on average assets (2)	m / n	1.06%	1.04%	0.02
Operating return on average tangible assets (2)	m / o	1.10%	1.07%	0.03
Operating PPNR return on average assets (2)	l / n	1.62%	1.90%	(0.28)
Operating return on average common equity (2)	m / p	11.18%	11.72%	(0.54)
Operating return on average tangible common equity (2)	m / q	16.54%	16.34%	0.20

(1) Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Six Months Ended		% change
($ in thousands)		Jun 30, 2024	Jun 30, 2023	Year over Year
Non-interest expense (GAAP)	h	$566,760	$671,377	(16)%
Less: Non-interest expense adjustments	b	(27,341)	(148,957)	(82)%
Operating non-interest expense (non-GAAP)	i	539,419	522,420	3%
Less: B&O taxes	t	(6,406)	(5,776)	11%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$533,013	$516,644	3%

Net interest income (tax equivalent) (1)	v	$852,778	$860,537	(1)%
Non-interest income (GAAP)	d	95,060	94,413	1%
Add: BOLI tax equivalent adjustment (1)	w	3,100	2,317	34%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	950,938	957,267	(1)%
Less: Non-interest income adjustments	a	13,621	8,178	67%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$964,559	$965,445	—%

Efficiency ratio (1)	h /f	59.80%	70.30%	(10.50)
Operating efficiency ratio, as adjusted (non-GAAP) (1), (2), (3)	u / y	55.26%	53.51%	1.75

(1) Tax-exempt income has been adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Loans and leases interest income	a	$582,246	$574,519	$577,092	$567,929	$551,997	1%	5%
Less: Acquired loan accretion - rate related (2), (3)	b	24,942	23,482	26,914	28,963	30,548	6%	(18)%
Less: Acquired loan accretion - credit related (3)	c	4,835	5,119	5,430	6,370	7,100	(6)%	(32)%
Adjusted loans and leases interest income	d=a-b-c	$552,469	$545,918	$544,748	$532,596	$514,349	1%	7%

Taxable securities interest income	e	$81,723	$78,724	$82,872	$85,007	$81,617	4%	—%
Less: Acquired taxable securities accretion - rate related	f	40,120	31,527	34,290	39,219	34,801	27%	15%
Adjusted Taxable securities interest income	g=e-f	$41,603	$47,197	$48,582	$45,788	$46,816	(12)%	(11)%

Non-taxable securities interest income (1)	h	$7,889	$7,886	$8,073	$8,085	$8,010	—%	(2)%
Less: Acquired non-taxable securities accretion - rate related	i	2,256	2,270	2,309	2,288	2,274	(1)%	(1)%
Adjusted Taxable securities interest income (1)	j=h-i	$5,633	$5,616	$5,764	$5,797	$5,736	—%	(2)%

Interest income (1)	k	$696,521	$685,207	$692,741	$697,169	$676,922	2%	3%
Less: Acquired loan and securities accretion - rate related (3)	l=b+f+i	67,318	57,279	63,513	70,470	67,623	18%	—%
Less: Acquired loan accretion - credit related (3)	c	4,835	5,119	5,430	6,370	7,100	(6)%	(32)%
Adjusted interest income (1)	m=k-l-c	$624,368	$622,809	$623,798	$620,329	$602,199	—%	4%

Interest-bearing deposits interest expense	n	$207,307	$198,435	$170,659	$126,974	$100,408	4%	106%
Less: Acquired deposit accretion	o	—	—	(187)	(373)	(280)	nm	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$207,307	$198,435	$170,846	$127,347	$100,688	4%	106%

Interest expense	q	$268,087	$260,863	$238,011	$215,138	$191,754	3%	40%
Less: Acquired interest-bearing liabilities accretion (2)	r	(57)	(57)	(244)	(430)	(337)	—%	(83)%
Adjusted interest expense	s=q-r	$268,144	$260,920	$238,255	$215,568	$192,091	3%	40%

Net Interest Income (1)	t	$428,434	$424,344	$454,730	$482,031	$485,168	1%	(12)%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	67,375	57,336	63,757	70,900	67,960	18%	(1)%
Less: Acquired loan accretion - credit related (3)	c	4,835	5,119	5,430	6,370	7,100	(6)%	(32)%
Adjusted net interest income (1)	v=t-u-c	$356,224	$361,889	$385,543	$404,761	$410,108	(2)%	(13)%

Average loans and leases	aa	37,663,396	37,597,101	37,333,310	37,050,518	37,169,315	—%	1%
Average taxable securities	ab	7,839,202	8,081,003	7,903,053	8,356,165	8,656,147	(3)%	(9)%
Average non-taxable securities	ac	825,030	851,342	809,551	844,417	865,278	(3)%	(5)%
Average interest-earning assets	ad	48,117,746	48,280,787	47,838,229	48,981,105	49,442,518	—%	(3)%
Average interest-bearing deposits	ae	28,041,156	27,742,579	26,622,343	25,121,745	24,494,717	1%	14%
Average interest-bearing liabilities	af	32,583,458	32,318,653	31,226,600	31,413,978	31,372,416	1%	4%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1)Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Seq. Quarter	Year over Year
Average yield on loans and leases	a / aa	6.20%	6.13%	6.13%	6.08%	5.95%	0.07	0.25
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.27%	0.25%	0.29%	0.31%	0.33%	0.02	(0.06)
Less: Acquired loan accretion - credit related (3)	c / aa	0.05%	0.05%	0.06%	0.07%	0.08%	—	(0.03)
Adjusted average yield on loans and leases	d / aa	5.88%	5.83%	5.78%	5.70%	5.54%	0.05	0.34

Average yield on taxable securities	e / ab	4.17%	3.90%	4.19%	4.07%	3.77%	0.27	0.40
Less: Acquired taxable securities accretion - rate related	f / ab	2.06%	1.57%	1.72%	1.86%	1.61%	0.49	0.45
Adjusted average yield on taxable securities	g / ab	2.11%	2.33%	2.47%	2.21%	2.16%	(0.22)	(0.05)

Average yield on non-taxable securities (1)	h / ac	3.82%	3.71%	3.99%	3.83%	3.70%	0.11	0.12
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.10%	1.07%	1.13%	1.07%	1.05%	0.03	0.05
Adjusted yield on non-taxable securities (1)	j / ac	2.72%	2.64%	2.86%	2.76%	2.65%	0.08	0.07

Average yield on interest-earning assets (1)	k / ad	5.80%	5.69%	5.75%	5.65%	5.48%	0.11	0.32
Less: Acquired loan and securities accretion - rate related (3)	l / ad	0.56%	0.48%	0.53%	0.57%	0.55%	0.08	0.01
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.04%	0.05%	0.05%	0.06%	—	(0.02)
Adjusted average yield on interest-earning assets (1)	m / ad	5.20%	5.17%	5.17%	5.03%	4.87%	0.03	0.33

Average rate on interest-bearing deposits	n / ae	2.97%	2.88%	2.54%	2.01%	1.64%	0.09	1.33
Less: Acquired deposit accretion	o / ae	—%	—%	—%	(0.01)%	—%	—	—
Adjusted average rate on interest-bearing deposits	p / ae	2.97%	2.88%	2.54%	2.02%	1.64%	0.09	1.33

Average rate on interest-bearing liabilities	q / af	3.31%	3.25%	3.02%	2.72%	2.45%	0.06	0.86
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—%	(0.01)%	—%	—	—
Adjusted average rate on interest-bearing liabilities	s / af	3.31%	3.25%	3.02%	2.73%	2.45%	0.06	0.86

Net interest margin (1)	t / ad	3.56%	3.52%	3.78%	3.91%	3.93%	0.04	(0.37)
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.56%	0.48%	0.53%	0.58%	0.55%	0.08	0.01
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.04%	0.05%	0.05%	0.06%	—	(0.02)
Adjusted net interest margin (1)	v / ad	2.96%	3.00%	3.20%	3.28%	3.32%	(0.04)	(0.36)

(1)Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Six Months Ended
($ in thousands)		Jun 30, 2024	Jun 30, 2023	Year over Year
Loans and leases interest income	a	$1,156,765	$964,723	20%
Less: Acquired loan accretion - rate related (2), (3)	b	48,424	42,380	14%
Less: Acquired loan accretion - credit related (3)	c	9,954	10,906	(9)%
Adjusted loans and leases interest income	d=a-b-c	$1,098,387	$911,437	21%

Taxable securities interest income	e	$160,447	$122,065	31%
Less: Acquired taxable securities accretion - rate related	f	71,647	50,157	43%
Adjusted Taxable securities interest income	g=e-f	$88,800	$71,908	23%

Non-taxable securities interest income (1)	h	$15,775	$12,078	31%
Less: Acquired non-taxable securities accretion - rate related	i	4,526	3,175	43%
Adjusted Taxable securities interest income (1)	j=h-i	$11,249	$8,903	26%

Interest income (1)	k	$1,381,728	$1,153,544	20%
Less: Acquired loan and securities accretion - rate related (3)	l=b+f+i	124,597	95,712	30%
Less: Acquired loan accretion - credit related (3)	c	9,954	10,906	(9)%
Adjusted interest income (1)	m=k-l-c	$1,247,177	$1,046,926	19%

Interest-bearing deposits interest expense	n	$405,742	$164,021	147%
Less: Acquired deposit accretion	o	—	(373)	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$405,742	$164,394	147%

Interest expense	q	$528,950	$293,007	81%
Less: Acquired interest-bearing liabilities accretion (2)	r	(114)	(487)	(77)%
Adjusted interest expense	s=q-r	$529,064	$293,494	80%

Net Interest Income (1)	t	$852,778	$860,537	(1)%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	124,711	96,199	30%
Less: Acquired loan accretion - credit related (3)	c	9,954	10,906	(9)%
Adjusted net interest income (1)	v=t-u-c	$718,113	$753,432	(5)%

Average loans and leases	aa	37,630,248	33,603,781	12%
Average taxable securities	ab	7,960,102	6,818,764	17%
Average non-taxable securities	ac	838,186	652,332	28%
Average interest-earning assets	ad	48,199,266	43,283,329	11%
Average interest-bearing deposits	ae	27,891,867	22,058,850	26%
Average interest-bearing liabilities	af	32,451,055	27,034,125	20%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1)Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

Columbia Banking System, Inc. Reports Second Quarter 2024 Results
July 25, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Six Months Ended
($ in thousands)		Jun 30, 2024	Jun 30, 2023	Year over Year
Average yield on loans and leases	a / aa	6.17%	5.77%	0.40
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.26%	0.25%	0.01
Less: Acquired loan accretion - credit related (3)	c / aa	0.05%	0.07%	(0.02)
Adjusted average yield on loans and leases	d / aa	5.86%	5.45%	0.41

Average yield on taxable securities	e / ab	4.03%	3.58%	0.45
Less: Acquired taxable securities accretion - rate related	f / ab	1.81%	1.48%	0.33
Adjusted average yield on taxable securities	g / ab	2.22%	2.10%	0.12

Average yield on non-taxable securities (1)	h / ac	3.76%	3.70%	0.06
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.09%	0.98%	0.11
Adjusted yield on non-taxable securities (1)	j / ac	2.67%	2.72%	(0.05)

Average yield on interest-earning assets (1)	k / ad	5.75%	5.35%	0.40
Less: Acquired loan and securities accretion - rate related (3)	l / ad	0.52%	0.45%	0.07
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.05%	(0.01)
Adjusted average yield on interest-earning assets (1)	m / ad	5.19%	4.85%	0.34

Average rate on interest-bearing deposits	n / ae	2.93%	1.50%	1.43
Less: Acquired deposit accretion	o / ae	—%	—%	—
Adjusted average rate on interest-bearing deposits	p / ae	2.93%	1.50%	1.43

Average rate on interest-bearing liabilities	q / af	3.28%	2.19%	1.09
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—
Adjusted average rate on interest-bearing liabilities	s / af	3.28%	2.19%	1.09

Net interest margin (1)	t / ad	3.54%	3.99%	(0.45)
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.52%	0.45%	0.07
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.05%	(0.01)
Adjusted net interest margin (1)	v / ad	2.98%	3.49%	(0.51)

(1)Tax-exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.